Exhibit 99.1

News Release

DIVERSEY REPORTS SECOND QUARTER 2021 RESULTS

FORT MILL, S.C., August 13, 2021: Diversey Holdings, Ltd. ("Diversey") (NASDAQ: DSEY) announced Q2 results with continued strength in Food & Beverage and better than expected recovery in base Institutional business in countries where reopenings have begun.

SECOND QUARTER HIGHLIGHTS
•Reported Q2 net sales grew 3.9% vs 2020 with continued strength in Food & Beverage, encouraging base Institutional recovery in the countries where re-openings are more advanced and favorable foreign currency translation, offset by some infection prevention revenue normalization versus very strong gains last year.
•Reported Q2 net sales declined 4.4% vs pre-COVID 2019 baseline as global lockdowns continued to impact many sectors, including education, office buildings, hospitality and food service.
•Net loss of $1.3 million in Q2 versus $16.4 million net income in 2020 and $12.8 million net loss in pre-COVID 2019
•Q2 Adjusted net income of $46.8 million versus $38.8 million in 2020 and $22.9 million in pre-COVID 2019, representing 20.6% and 104.4% growth, respectively.
•Adjusted EBITDA of $101.3 million and margin of 15.6% represents a gap of 130 basis points versus Q2 2020 due to lapping prior year furlough subsidies, some normalization of infection prevention against the peak in 2020, and short-term raw material pressures, but represents a 250 basis point improvement versus pre-COVID Q2 2019 with continued focus on cost management in a difficult environment.

Unaudited	Second Quarter Ended June 30
(millions)	2021	2020	% Change	2019	% Change
Net sales	$650.1	$625.8	3.9%	$679.9	(4.4)%
Income (loss) before taxes	(11.1)	22.0	NM	(8.0)	38.8%
Net income (loss)	(1.3)	16.4	NM	(12.8)	(89.8)%
Adjusted net income(1)	46.8	38.8	20.6%	22.9	104.4%

Adjusted EBITDA(1)	101.3	105.9	(4.3)%	88.8	14.1%
% Margin(1)	15.6%	16.9%	(130) bps	13.1%	250 bps

(1) See the “Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

“We are pleased to report another good quarter, bringing our first half results in line with our IPO plan despite a difficult operating environment. We expanded adjusted EBITDA margin 250 basis points versus pre-COVID levels, as we manage costs and pass through price to cover inflation, while focusing on the fundamentals of delivering great product and service for our customers,” said Phil Wieland, Diversey’s Chief Executive Officer. “Our Food and Beverage growth continues to be strong and the early Institutional results in countries that have reopened were better than expected, which gives us confidence in the future. As a leading provider of hygiene, infection prevention and cleaning solutions amidst a pandemic, we believe we are well positioned to capture significant growth due to elevated hygiene standards. Further, we are also well positioned to continue helping customers save water, labor, energy and waste as environmental impact becomes even more of a focus across industries.”

Second Quarter 2021 Consolidated Results

Reported net sales grew 3.9% vs prior year or decreased 1.6% when adjusting for currency. We're seeing continued strength in Food & Beverage, encouraging base Institutional recovery in the countries where re-openings are more advanced and favorable foreign currency translation, offset by some infection prevention revenue normalization versus very strong gains last year. Reported net sales were 4.4% lower than pre-COVID 2019 baseline as lockdowns continued to impact many sectors, including education, office buildings, hospitality and food service.

Loss before income taxes of $11.1 million in the second quarter of 2021 included Special Items (as defined below) of $38.8 million and compared to income before taxes of $22.0 million in Q2 2020 including Special Items of $6.6 million. Adjusted net income in Q2 2021 was $46.8 million compared to $38.8 million in Q2 2020 and $22.9 million in Q2 2019, representing 20.6% and 104.4% growth, respectively.

Adjusted EBITDA for Q2 2021 was $101.3 million, representing continued growth of 14.1% versus pre-COVID 2019 despite lower net sales, and a 4.3% decline compared to Q2 2020. Adjusted EBITDA margin expanded 250 basis points compared to pre-COVID 2019 with continued focus on cost management in a difficult environment and declined 130 basis points compared to Q2 2020 due to lapping prior year furlough subsidies, some normalization of infection prevention against the peak in 2020, and short-term raw material pressures. Adjusted EBITDA margin of 15.6% in Q2 2021 was a 90 basis points improvement over Q1 2021 Adjusted EBITDA margin of 14.7%, representing strong sequential quarter over quarter margin improvement.

Segment Review

Institutional

Unaudited	Second Quarter Ended June 30
(millions)	2021	2020	% Change	2019	% Change
Net sales	$476.4	$474.8	0.3%	$515.3	(7.5)%
Adjusted EBITDA	78.1	83.0	(5.9)%	79.3	(1.5)%
% Margin	16.4%	17.5%	(110) bps	15.4%	100 bps

Reported net sales in the Institutional segment of $476.4 million were 0.3% above Q2 2020 and 7.5% below Q2 2019. The recovery of our base Institutional business was better than expected in the limited number of countries that have reopened. As expected, that recovery was offset by comparing to the peak of infection prevention sales last year while customers were building inventory at the start of the pandemic. Adjusted EBITDA margin declined 110 basis points vs Q2 2020 against a tough infection prevention comparison and lapping furlough subsidies, but improved by 100 basis points vs Q2 2019 from ongoing efficiency initiatives. Acquisitions contributed $2.5 million to sales growth and $0.7 million to Adjusted EBITDA.

Food & Beverage

Unaudited	Second Quarter Ended June 30
(millions)	2021	2020	% Change	2019	% Change
Net sales	$173.7	$151.0	15.0%	$164.6	5.5%
Adjusted EBITDA	35.1	31.6	11.1%	24.3	44.4%
% Margin	20.2%	20.9%	70 bps	14.8%	540 bps

The Food & Beverage segment continues its upward trajectory in top line while improving margins. Net sales of $173.7 million in Q2 2021 increased 15.0% versus prior year and 5.5% versus Q2 2019, continuing to gain share and realize early success with the new water treatment offering. Adjusted EBITDA of $35.1 million grew 11.1% versus Q2 2020 and 44.4% versus Q2 2019. Margin improvement of +70 basis points versus the prior year and +540 basis points versus pre-COVID 2019 reflect pricing actions and cost control measures that were in place before the global pandemic and will continue. Acquisitions contributed $3.2 million to sales growth and $0.5 million to Adjusted EBITDA.

Corporate

Unaudited	Second Quarter Ended June 30
(millions)	2021	2020	% Change	2019	% Change
Adjusted EBITDA	$(11.9)	$(8.7)	(36.8)%	$(14.8)	19.6%
% Net Sales	(1.8)%	(1.4)%	(40) bps	(2.2)%	40 bps
The increase in corporate costs from $8.7 million in Q2 2020 to $11.9 million in Q2 2021 was primarily due to an increase in the realized foreign exchange losses caused by internal cash-pooling activity and remains $2.9 million below pre-COVID 2019 level.

Outlook

We’re confident that our base business will continue to improve as markets reopen and we continue to implement new business that we won over the last year. We’re already seeing this recovery play out in some markets with higher vaccination rates. For infection prevention outside of healthcare, we’re seeing demand lower than the peak of the pandemic, but much higher than pre-pandemic levels. We continue to see strong behavioral changes from customers, which we expect to sustain elevated sales in the future. In F&B we expect to see continued growth in both our core business and newer water treatment portfolio.

We expect to show quarter on quarter improvement for the remainder of the year, pending the impact of the Delta variant, change in the pace of reopenings and potential challenges with raw material and carrier availability. However, with the current status of delayed reopenings and pricing actions that will build through the end of the year, it’s likely that more of our quarter-on-quarter growth will come in Q4 than was originally planned for Q3. With that said, we are optimistic about future business prospects and continue to make investments in the business for the longer term. Further, our M&A pipeline is robust and we expect to make additional acquisitions in the second half.

About Diversey

Diversey’s mission is to protect and care for people through leading hygiene, infection prevention, and cleaning solutions. We develop and deliver innovative products, services, and technologies that save lives and protect our environment. Over the course of 95 years, the Diversey brand has become synonymous with product quality, service, and innovation.

For more information, visit www.diversey.com or follow us on LinkedIn, Facebook, or Twitter @diversey.

Diversey Holdings, Ltd.
Investor Contact:
Grant Graver
ir@diversey.com

Conference Call and Webcast Information

Management will host a conference call today, August 13, 2021 at 8:30 am ET to discuss the results for Q2 2021.

Interested parties may access the conference call live over the phone by dialing 1-877-407-0784 (Toll Free) or 1-201-689-8560 (Toll/International) and requesting the Diversey Second Quarter 2021 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. Related materials that will be referenced on the call are available to the public at ir.diversey.com. The event will also be available live via webcast which can be accessed here.

An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on August 27, 2021 and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13719093.

Cautionary Statements Regarding Forward-Looking Information

This communication contains forward-looking statements that are subject to substantial risks and uncertainties. All statements other than statements of historical fact included in this communication, including statements regarding our business strategy, future operations and results thereof, future financial position, future revenue, projected costs, prospects, current and prospective products, current and prospective collaborations, timing and likelihood of success, plans and objectives of management, expected market growth and future results of current and anticipated products are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, "potential", "predict", “intend”, “believe”, “may”, "might", “will”, "would", “should”, “can have”, "could", "continue", "contemplate", "target", “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events although not all forward-looking statements contain these identifying words. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements involve unknown risks, and other important factors that may cause actual results performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including:

•the continuation of the COVID-19 pandemic may cause disruptions to our operations, customer demand, and our suppliers’ ability to support us;
•uncertain global economic conditions which have had and could continue to have an adverse effect on our consolidated financial condition and results of operations;
•the global nature of our operations exposes us to numerous risks that could materially adversely affect our consolidated financial condition and results of operations;
•fluctuations between non-U.S. currencies and the U.S. dollar could materially impact our consolidated financial condition or results of operations;
•political and economic instability and risk of government actions affecting our business and our customers or suppliers may adversely impact our business, results of operations and cash flows;
•raw material pricing, availability and allocation by suppliers as well as energy-related costs may negatively impact our results of operations, including our profit margins;
•if we do not develop new and innovative products or if customers in our markets do not accept them, our results would be negatively affected;
•cyber risks and the failure to maintain the integrity of our operational or security systems or infrastructure;
•the introduction of the Organization for Economic Cooperation and Development’s Base Erosion and Profit Shifting may adversely affect our effective rate of tax in future periods;
•the consolidation of customers may adversely affect our business, consolidated financial condition or results of operations;
•we experience competition in the markets for our products and services and in the geographic areas in which we operate;
•instability and uncertainty in the credit and financial markets could adversely impact the availability of credit that we and our customers need to operate our business;
•new and stricter regulations may affect our business and consolidated condition and results of operations; and
•the other risks described under “Risk Factors” in Diversey’s prospectus dated March 24, 2021 filed with the Securities and Exchange Commission in connection with our recently completed IPO.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Information

We present financial information that conforms to generally accepted accounting principles in the United States (“U.S. GAAP"). We also present financial information that does not conform to U.S. GAAP ("Non-GAAP"), as our management believes it is useful to investors.

The Non-GAAP financial metrics exclude items that we consider to be certain specified items (“Special Items”), such as restructuring charges, transition and transformation costs, certain transaction and other charges related to acquisitions and divestitures, gains and losses related to acquisitions and divestitures, and certain other items. We evaluate unusual or Special Items on an individual basis. Our evaluation of whether to exclude an unusual or Special Item for purposes of determining our Non-GAAP financial measures considers both the quantitative and qualitative aspects of the item, including among other things (i) its nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are supplemental measures that are not required by, or presented in accordance with, U.S. GAAP. We define EBITDA as income (loss) before income tax provisions (benefit), interest expense, and depreciation and amortization, and Adjusted EBITDA, as EBITDA adjusted for other items to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income (loss) that we do not consider indicative of our ongoing operating performance, and (iii) eliminate certain unusual and non-recurring items impacting results in a particular period.

EBITDA and Adjusted EBITDA are not measures of our financial performance under U.S. GAAP and should not be considered as an alternative to revenues, net income (loss), income (loss) before income tax provision or any other performance measures derived in accordance with U.S. GAAP, nor should they be considered as alternatives to cash flows from operating activities as a measure of liquidity in accordance with U.S. GAAP. In addition, our method of calculating EBITDA and Adjusted EBITDA may vary from the methods used by other companies.
Our management considers EBITDA and Adjusted EBITDA to be key indicators of our financial performance. Additionally, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We also believe that investors, analysts and rating agencies consider EBITDA and Adjusted EBITDA useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance, and management uses these measures for one or more of these purposes. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. EBITDA and Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. The use of EBITDA and Adjusted EBITDA instead of net income has limitations as an analytical tool.

Adjusted Net Income

Adjusted Net Income (as defined below) and Adjusted Earnings (Loss) Per Share (“Adjusted EPS”) are Non-GAAP financial measures. We define Adjusted Net Income as net income (loss) adjusted to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income that we do not consider indicative of our ongoing operating performance, (iii) eliminate certain unusual and non-recurring items impacting results in a particular period, and (iv) reflect the tax effect of items (i) through (iii) and other tax special items.

We believe that in addition to our results determined in accordance with GAAP, Adjusted Net Income and Adjusted EPS are useful in evaluating our business, results of operations and financial condition. We believe that Adjusted Net Income and Adjusted EPS may be helpful to investors because they provide consistency and comparability with past financial performance and facilitate period to period comparisons of our operations and financial results, as they eliminate the effects of certain variables from period to period for reasons that we do not believe reflect our underlying operating performance or are unusual or infrequent in nature. However, Adjusted Net Income and Adjusted EPS are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute or alternative for financial information presented in accordance with GAAP.

Adjusted Net Income and Adjusted EPS have limitations as analytical tools.

Diversey Holdings, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions except per share amounts)	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$70.7	$192.9
Trade receivables, net of allowance for doubtful accounts of $26.4 and $28.7	372.8	342.0
Other receivables	58.2	71.0
Inventories	331.2	282.4
Prepaid expenses and other current assets	88.2	62.0
Total current assets	921.1	950.3
Property and equipment, net	187.1	188.3
Goodwill	463.9	467.0
Intangible assets, net	2,238.2	2,311.4
Other non-current assets	343.8	369.1
Total assets	$4,154.1	$4,286.1

Liabilities and stockholders' equity
Current liabilities:
Short-term borrowings	$3.2	$0.4
Current portion of long-term debt	14.9	13.2
Accounts payable	426.7	404.6
Accrued restructuring costs	16.4	26.3
Other current liabilities	394.1	512.4
Total current liabilities	855.3	956.9
Long-term debt, less current portion	1,935.5	2,686.7
Preferred equity certificates	0	641.7
Deferred taxes	174.4	181.1
Other non-current liabilities	564.7	328.3
Total liabilities	3,529.9	4,794.7
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value per share, 0 and 243,163,947 shares authorized and outstanding in 2021 and 2020, respectively	—	2.2
Ordinary shares, $0.0001 par value per share; 1,000,000,000 and 0 shares authorized, 301,269,707 and 0 shares outstanding in 2021 and 2020, respectively	0.0	—
Preferred shares, $0.0001 par value per share, 200,000,000 and 0 shares authorized, 0 and 0 shares outstanding in 2021 and 2020, respectively	—	—
Additional paid-in capital	1419.8	247.2
Accumulated deficit	(642.3)	(545.3)
Accumulated other comprehensive loss	(153.3)	(212.7)
Total stockholders' equity	624.2	(508.6)
Total liabilities and stockholders' equity	$4,154.1	$4,286.1

Diversey Holdings, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions except per share amounts)	2021	2020	2021	2020
Net sales	$650.1	$625.8	$1,281.6	$1,280.7
Cost of sales	384.5	365.5	769.6	739.1
Gross profit	265.6	260.3	512.0	541.6
Selling, general and administrative expenses	206.2	179.8	449.3	393.9
Transition and transformation costs	10.2	3.8	25.6	8.8
Management fee	—	1.9	19.4	3.8
Amortization of intangible assets	24.1	24.6	48.4	49.2
Restructuring costs	2.1	1.9	2.6	3.3
Operating income (loss)	23.0	48.3	(33.3)	82.6
Interest expense	27.9	30.8	71.6	62.4
Foreign currency (gain) loss related to Argentina subsidiaries	2.2	(0.3)	0.2	0.6
Other (income) expense, net	4.0	(4.2)	4.1	(17.5)
Income (loss) before income tax provision (benefit)	(11.1)	22.0	(109.2)	37.1
Income tax provision (benefit)	(9.8)	5.6	(12.2)	16.8
Net income (loss)	$(1.3)	$16.4	$(97.0)	$20.3

Basic income (loss) per share	$—	$0.07	$(0.35)	$0.08
Diluted income (loss) per share	$—	$0.07	$(0.35)	$0.08
Basic weighted average shares outstanding	300.8	243.2	274.2	243.2
Diluted weighted average shares outstanding	300.8	243.2	274.2	243.2

Reconciliation of gross margin to adjusted gross margin:
Net sales	$650.1	$625.8	$1,281.6	$1,280.7

Cost of sales, as reported	384.5	365.5	769.6	739.1
Less share-based compensation included in cost of sales	(1.3)	—	(6.0)	—
Non-GAAP adjusted cost of sales	$383.2	$365.5	$763.6	$739.1

Gross margin
Reported gross margin	40.9%	41.6%	40.0%	42.3%
Non-GAAP adjusted gross margin	41.1%	41.6%	40.4%	42.3%

Diversey Holdings, Ltd.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in millions)	2021	2020
Operating activities:
Net income (loss)	$(97.0)	$20.3
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	94.0	96.2
Amortization of deferred financing costs and original issue discount	19.3	5.1
Gain on cash flow hedges	—	(1.5)
Deferred taxes	(6.2)	(0.7)
Non-cash foreign currency exchange (gain) loss	7.6	(8.8)
Share-based compensation	53.2	0.6
Impact of highly inflationary economy - Argentina	0.2	0.6
Provision for bad debts	3.3	13.0
Provision for slow moving inventory	3.1	3.1
Other non-cash, net	(8.3)	(0.5)
Changes in operating assets and liabilities:
Trade receivables, net	(66.8)	(6.2)
Inventories, net	(53.1)	(91.1)
Accounts payable	25.2	(14.6)
Income taxes, net	(23.0)	0.8
Other assets and liabilities, net	(51.2)	(10.9)
Cash provided by (used in) operating activities	(99.7)	5.4
Investing activities:
Acquisition of intellectual property	(3.0)	—
Dosing and dispensing equipment	(30.2)	(21.1)
Capital expenditures	(11.6)	(12.7)
Collection of deferred factored receivables	32.4	38.3
Cash provided by (used in) investing activities	(12.4)	4.5
Financing activities:
Contingent consideration payments	(0.1)	—
Proceeds from short-term borrowings	3.1	(0.3)
Proceeds from revolving credit facility	25.0	90.0
Payments on revolving credit facility	(25.0)	(210.0)
Proceeds from long-term borrowings	—	167.4
Payments on long-term borrowings	(733.9)	(11.5)
Payment of deferred financing costs	(2.5)	—
Issuance of ordinary shares sold in IPO, net of offering costs	725.7	—
Cash provided by (used in) financing activities	(7.7)	35.6
Exchange rate changes on cash	(2.9)	(4.2)
Increase (decrease) in cash, cash equivalents and restricted cash	(122.7)	41.3
Cash, cash equivalents and restricted cash at beginning of period	201.7	142.3
Cash, cash equivalents and restricted cash at end of period	$79.0	$183.6

Supplemental Cash Flow Information:
Interest payments	$57.5	$58.4
Income tax payments	$16.8	$11.4
Conversion of preferred equity certificates to equity	$620.9	$114.3
Beneficial interest obtained for factored receivables	$17.1	$34.5

The following tables reconcile net income (loss) before income tax provision (benefit) to EBITDA and Adjusted
EBITDA for the periods presented:

	Three Months Ended June 30,
(in millions)	2021	2020	2019
Income (loss) before income tax provision (benefit)	$(11.1)	$22.0	$(8.0)
Interest expense	27.9	30.8	36.9
Interest income	(1.2)	(1.2)	(1.7)
Amortization expense of intangible assets	24.1	24.6	22.9
Depreciation expense included in cost of sales	20.8	21.2	21.0
Depreciation expense included in selling, general and administrative expenses	2.0	1.9	1.6
EBITDA	62.5	99.3	72.7
Transition and transformation costs and non-recurring costs(1)	10.2	3.8	10.2
Restructuring costs(2)	2.1	1.9	4.9
Foreign currency loss (gain) related to Argentina subsidiaries(3)	2.2	(0.3)	4.2
Adjustment for tax indemnification asset(4)	1.3	1.3	0.2
Acquisition accounting adjustments (5)	—	—	0.7
Bain Capital management fee(6)	—	1.9	1.9
Non-cash pension and other post-employment benefit plan(7)	(3.9)	(3.1)	(2.3)
Unrealized foreign currency exchange loss (gain)(8)	1.7	(0.5)	(2.7)
Factoring and securitization fees(9)	1.2	1.2	0.9
Share-based compensation(10)	19.8	0.3	—
Tax receivable agreement adjustments(11)	4.1	—	—
Other items	0.1	0.1	(1.9)
Non-GAAP consolidated Adjusted EBITDA	$101.3	$105.9	$88.8

	Six Months Ended June 30,
(in millions)	2021	2020	2019
Income (loss) before income tax provision (benefit)	$(109.2)	$37.1	$(53.5)
Interest expense	71.6	62.4	71.0
Interest income	(2.1)	(3.4)	(3.3)
Amortization expense of intangible assets	48.4	49.2	45.8
Depreciation expense included in cost of sales	41.6	43.0	40.7
Depreciation expense included in selling, general and administrative expenses	4.0	3.9	2.9
EBITDA	54.3	192.2	103.6
Transition and transformation costs and non-recurring costs(1)	25.6	8.8	24.9
Restructuring costs(2)	2.6	3.3	4.9
Foreign currency loss (gain) related to Argentina subsidiaries(3)	0.2	0.6	5.2
Adjustment for tax indemnification asset(4)	1.3	1.3	0.2
Acquisition accounting adjustments (5)	—	—	1.4
Bain Capital management fee(6)	19.4	3.8	3.8
Non-cash pension and other post-employment benefit plan(7)	(7.7)	(6.2)	(4.7)
Unrealized foreign currency exchange loss (gain)(8)	7.6	(8.8)	1.6
Factoring and securitization fees(9)	2.2	1.9	1.8
Share-based compensation(10)	83.3	0.6	—
Tax receivable agreement adjustments(11)	4.1	—	—
Other items	1.1	0.6	(1.8)
Non-GAAP consolidated Adjusted EBITDA	$194.0	$198.1	$140.9

The following table reconciles net income (loss) to Adjusted Net Income and basic and diluted earnings (loss) per share to Adjusted EPS for the periods presented:

	Three Months Ended June 30,
	2021		2020		2019
(in millions, except per share amounts)	Net Income (Loss)	Basic and diluted EPS(15)	Net Income (Loss)	Basic and diluted EPS(15)	Net Income (Loss)	Basic and diluted EPS(15)
Reported (GAAP)	$(1.3)	$—	$16.4	$0.07	$(12.8)	$(0.05)
Amortization expense of intangible assets	24.1	0.08	24.6	0.10	22.9	0.09
Transition and transformation costs and non-recurring costs(1)	10.2	0.03	3.8	0.02	10.2	0.04
Restructuring costs(2)	2.1	0.01	1.9	0.01	4.9	0.02
Foreign currency loss (gain) related to Argentina subsidiaries(3)	2.2	0.01	(0.3)	—	4.2	0.02
Adjustment for tax indemnification asset(4)	1.3	—	1.3	0.01	0.2	—
Acquisition accounting adjustments(5)	—	—	—	—	0.7	—
Bain Capital management fee(6)	—	—	1.9	0.01	1.9	0.01
Non-cash pension and other post-employment benefit plan(7)	(3.9)	(0.01)	(3.1)	(0.01)	(2.3)	(0.01)
Unrealized foreign currency exchange loss (gain)(8)	1.7	0.01	(0.5)	—	(2.7)	(0.01)
Factoring and securitization fees(9)	1.2	—	1.2	—	0.9	—
Share-based compensation(10)	19.8	0.07	0.3	—	—	—
Tax receivable agreement adjustments(11)	4.1	0.01	—	—	—	—
Accelerated expense of deferred financing and original issue discount costs(12)	2.1	0.01	—	—	—	—
Other items	0.1	—	0.1	—	(1.9)	(0.01)
Tax effects related to non-GAAP adjustments(13)	(8.7)	(0.03)	(6.8)	(0.03)	(7.6)	(0.03)
Discrete tax adjustments(14)	(8.2)	(0.03)	(2.0)	(0.01)	4.3	0.02
Adjusted (Non-GAAP)	$46.8	$0.16	$38.8	$0.16	$22.9	$0.09

	Six Months Ended June 30,
	2021		2020		2019
(in millions, except per share amounts)	Net Income (Loss)	Basic and diluted EPS(15)	Net Income (Loss)	Basic and diluted EPS(15)	Net Income (Loss)	Basic and diluted EPS(15)
Reported (GAAP)	$(97.0)	$(0.35)	$20.3	$0.08	$(57.3)	$(0.24)
Amortization expense of intangible assets	48.4	0.18	49.2	0.20	45.8	0.19
Transition and transformation costs and non-recurring costs(1)	25.6	0.09	8.8	0.04	24.9	0.10
Restructuring costs(2)	2.6	0.01	3.3	0.01	4.9	0.02
Foreign currency loss (gain) related to Argentina subsidiaries(3)	0.2	—	0.6	—	5.2	0.02
Adjustment for tax indemnification asset(4)	1.3	—	1.3	0.01	0.2	—
Acquisition accounting adjustments(5)	—	—	—	—	1.4	0.01
Bain Capital management fee(6)	19.4	0.07	3.8	0.02	3.8	0.02
Non-cash pension and other post-employment benefit plan(7)	(7.7)	(0.03)	(6.2)	(0.03)	(4.7)	(0.02)
Unrealized foreign currency exchange loss (gain)(8)	7.6	0.03	(8.8)	(0.04)	1.6	0.01
Factoring and securitization fees(9)	2.2	0.01	1.9	0.01	1.8	0.01
Share-based compensation(10)	83.3	0.30	0.6	—	—	—
Tax receivable agreement adjustments(11)	4.1	0.01	—	—	—	—
Accelerated expense of deferred financing and original issue discount costs(12)	14.0	0.05	—	—	—	—
Other items	1.1	—	0.6	—	(1.8)	(0.01)
Tax effects related to non-GAAP adjustments(13)	(24.4)	(0.09)	(12.1)	(0.05)	(17.3)	(0.07)
Discrete tax adjustments(14)	(6.7)	(0.02)	(2.0)	(0.01)	4.3	0.02
Adjusted (Non-GAAP)	$74.0	$0.27	$61.3	$0.25	$12.8	$0.05

(1) In the period following the Diversey Acquisition, we incurred costs primarily consisting of professional and consulting services in such areas as information technology, controllership, tax, treasury, transformation services, human resources, procurement and supply chain in establishing ourselves as a standalone company and to position ourselves for future growth. Costs incurred in 2021 include those necessary to become a publicly traded Company.

(2) Includes costs related to restructuring programs including expenses mainly related to reduction in headcount.

(3) Effective July 1, 2018, Argentina was deemed to have a highly inflationary economy and the functional currency for our Argentina operations was changed from the Argentinian Peso to the United States dollar and remeasurement charges/credits are recorded in our Condensed Consolidated Statements of Operations rather than as a component of Cumulative Translation Adjustment on our Condensed Consolidated Balance Sheets.

(4) In connection with the Diversey Acquisition, the purchase agreement governing the transaction includes indemnification provisions with respect to tax liabilities. The offset to this adjustment is included in income tax provision.

(5)    In connection with the 2017 Acquisition, Twister Acquisition and Zenith Acquisition, we recorded fair value increases to our inventory. These amounts represent the amortization of this increase.

(6) Represents fees paid to Bain Capital pursuant a management agreement whereby we have received general business consulting services; financial, managerial and operational advice; advisory and consulting services with respect to selection of advisors; advice in different fields; and financial and strategic planning and analysis. The management agreement was terminated in March 2021 pursuant to its terms upon the consummation of the IPO, and we recorded a termination fee of $17.5 million during the six months ended June 30, 2021.

(7) Represents the net impact of the expected return on plan assets, interest cost, and settlement cost components of net periodic defined benefit income related to our defined benefit pension plans.

(8) Represents the unrealized foreign currency exchange impact on our operations, primarily attributed to the valuation of the U.S. Dollar-denominated debt held by our European entity.

(9) On November 15, 2018, we entered into a factoring Master Agreement with Factofrance, S.A. Additionally, on April 22, 2020, the Company entered into a securitization arrangement with PNC Bank to sell certain North American customer receivables without recourse on a revolving basis. This amount represents the fees to complete the sale of the receivables without recourse. Refer to Note 5 — Financial Statement Details in the Notes to our Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for additional information.

(10) Represents compensation expense associated with our Management Equity Incentive Plan and Long-Term Incentive Plan awards. See Note 19 — Share-Based Compensation in the Notes to our Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for additional information.

(11) Represents the adjustment to our Tax Receivable Agreement liability primarily due to changes in tax laws that impact the realizability of the attributes of the Tax Receivable Agreement. See Note 13 — Income Taxes in the Notes to our Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for additional information.

(12) Represents accelerated non-cash expense of deferred financing costs and original issue discount costs as the Company's U.S. Dollar Incremental Term Loan was fully repaid and the Euro Term Loan was paid down significantly using proceeds from the IPO.

(13) The tax rate used to calculate the tax impact of the pre-tax adjustments is based on the jurisdiction in which the charge was recorded.

(14) Represents adjustments related to discrete tax items including uncertain tax provisions, impacts from rate changes in certain jurisdictions and changes in our valuation allowance.

(15) For purposes of calculating earnings (loss) per share the Company has retrospectively presented earnings (loss) per share as if the Reorganization Transactions had occurred at the beginning of the earliest period presented. Such retrospective presentation reflects an increase of approximately 47.4 million shares due to the exchange of shares in Constellation for shares in the Company.

The following table represents net sales by segment:

(in millions, except percentages)	Institutional		Food & Beverage		Total
Q2 2020 Net Sales	$474.8	75.9%	$151.0	24.1%	$625.8
Organic change (non-U.S. GAAP)	(26.7)	(5.6)%	10.9	7.2%	(15.8)	(2.5)%
Acquisition	2.5	0.5%	3.2	2.1%	5.7	0.9%
Constant dollar change (non-U.S. GAAP)	(24.2)	(5.1)%	14.1	9.3%	(10.1)	(1.6)%
Foreign currency translation	25.8	5.4%	8.6	5.7%	34.4	5.5%
Total change	1.6	0.3%	22.7	15.0%	24.3	3.9%
Q2 2021 Net Sales	$476.4	73.3%	$173.7	26.7%	$650.1